SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


                       Pursuant to Section 13 or 15[d] of
                      The Securities Exchange Act of 1934



                       Date of Report:  January 22, 2002




                            TECHNICAL VENTURES INC.
                             [Name of Registrant]



         New York                 33-2775-A                     13-3296819
 [State of Incorporation]      [Commission File]             [IRS Ident. No.]



    3411 McNicoll Ave., Unit 11, Scarborough, Ontario, Canada M1V 2V6
                  [Address of Principal Executive Offices]

                   Registrant Telephone No. 416/299-9280






















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ITEM 5.  OTHER IMPORTANT EVENTS

    (a) The commpany has secured private placement financing for a total of USD$1,120,000. The sale, of 3.5 million shares at $0.08 per share to be completed no later than close of business on April 30, 2002.
         The stock will be issued pursuant to Rule 144. For each share purchased, the subscriber will receive 1.6 warrants to purchase additional common shares at a strike price of $0.15 per share until December 31, 2002. When the subscription has been completed, including the exercising of all warrants attached, the issued and outstanding common shares of the corporation will be 36,263,006.

         The funds raised will be used, in part, to purchase additional equipment to expand the manufacturing capacity to meet demand from new and existing customers.

         Technical Ventures Inc., through its subsidiary Mortile Industries Ltd., specializes in the development of proprietary thermoplastic compounds, composite compounds and speciality compounding.


         This Form 8-K may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.




ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS


         (a) Not applicable

         (b) Not applicable










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                                 SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.





                                      TECHNICAL VENTURES INC.
                                            (Registrant)





                                   By:/s/Larry R. Leverton
                                      _________________________
                                      Larry R. Leverton
                                      Chief Financial Officer


Dated:  January 23, 2002

















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